Exhibit 4.9

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Execution version

Dated:   12 March 2026

KOMAINU (JERSEY) LIMITED

and

COINSHARES XBT PROVIDER AB (publ)

and

CoinShares (Jersey) Limited

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Determination Agent

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Staking Agent

______________________________________________

Amendment Agreement to the
Cryptocurrency Custody Agreement
dated 25 April 2025

______________________________________________

This agreement is dated 12 March 2026

(1)	KOMAINU (JERSEY) LIMITED a private limited company incorporated under the laws of Jersey, Channel Islands (with registered number 127169) having its registered address at 3rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (“Komainu” or the “Custodian”);

(2)	COINSHARES XBT PROVIDER AB (publ), a company incorporated under the laws of Sweden (with registered number 559001-3313), whose registered address is Artillerigatan 6, 114 51 Stockholm, Sweden (the “Company” or the “Client”);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 102184) having its registered address at 2rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”);

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales (with company number 01675231), with a registered office address of 8th Floor, 100 Bishopsgate, London EC2N 4AG, England (the “Trustee”), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined in the Custody Agreement) as trustee for the Security Holders (as defined in the Trust Instrument);

(5)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 122384) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands as determination agent (the “Determination Agent”, which expression shall include any successor determination agent appointed under the Determination Agency Agreement); and

(6)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 122384) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands as staking agent (the “Staking Agent”, which expression shall include any successor staking agent appointed under the Staking Agency Agreement (as defined below)).

(together, the “Parties”, each of the same, a “Party”).

WHEREAS

(A)	The Parties entered into a Cryptocurrency Custody Agreement (the “Custody Agreement”) dated 25 April 2025 and a fees side letter between the Parties dated 25 April 2025.

(B)	Under the Custody Agreement the Custodian agreed, inter alia, to open the Secured Wallets for the Pools and Digital Currencies respectively set out in the first and second columns of the table in Part A of Schedule 1 of the Custody Agreement and to open Secured Wallets for the Pools relating to Basket Securities and Index Securities initially being those specified in Clause 2.1A of the Custody Agreement.

(C)	By a supplemental trust instrument (the “Supplemental Trust Instrument”) of even date herewith (i) the names of the certain classes of Individual Securities were changed; and (ii) certain new classes of Individual Securities were created.

(D)	The Parties now wish to amend the Custody Agreement to reflect the changes made by the Supplemental Trust Instrument.

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Agreed terms

1.	Definitions and interpretation

1.1	Terms defined in the Custody Agreement shall have the same meaning when used in this agreement, unless defined below.

1.2	The rules of interpretation of the Custody Agreement shall apply to this agreement as if set out in this agreement.

1.3	Unless the context otherwise requires, references in the Custody Agreement to “this agreement” shall be to the Custody Agreement as amended by this agreement.

1.4	In this agreement:

(a)	any reference to a “clause” is, unless the context otherwise requires, a reference to a clause of this agreement; and

(b)	clause headings are for ease of reference only.

2.	Amendments to the Custody Agreement

2.1	In consideration of the sum of £1 paid by the Programme Manager on behalf of itself, the Client, the Determination Agent, the Staking Agent and the Trustee to the Custodian (receipt whereof the Custodian hereby acknowledges), the Parties hereto agree that the Custody Agreement shall be amended with effect on and from the date hereof as set out herein.

2.2	Part A of Schedule 1 to the First Amendment Agreement shall be deleted and replaced by the contents of Schedule 1 to this Agreement. The changes made to Schedule 1 to the First Amendment Agreement by this clause include giving effect to the following changes consequent upon changes made to the Digital Securities effected by the Issuer:

(a)	the names of following Pools being changed as follows: [***]

(b)	the addition of Pools created by the Issuer since the date of the Custody Agreement.

2.3	Part B of Schedule 1 to the First Amendment Agreement shall be deleted and replaced by the contents of Schedule 2 to this Agreement.

3.	Continuity

The provisions of the Custody Agreement shall, save as amended in this agreement, continue in full force and effect, and shall be read and construed as one document with this agreement.

4.	Miscellaneous

4.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

4.2	Any signature to this agreement transmitted or given by electronic means shall be deemed an original signature and, accordingly, be binding upon the Parties hereto to the same extent and with the same force and effect as an original (wet-ink) signature.

4.3	The Parties do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement.

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5.	Governing law and jurisdiction

5.1	This agreement and any matter, claim or dispute arising out of, or in connection with, its subject-matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England & Wales.

5.2	The Parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and that accordingly any suit, action or proceedings arising out of or in connection with this agreement (together referred to as “Proceedings”) may be brought in the courts of England. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

5.3	The Company irrevocably appoints CoinShares Capital Markets (UK) Limited, whose registered office is at 1st Floor 3 Lombard Street, London, England, EC3V 9AQ, (the “Company Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Company in connection with any Proceedings. If for any reason the Company Service Agent is unable to act as such, the Company will promptly notify the Custodian and within 14 calendar days appoint a substitute agent for service of process acceptable to the Custodian.

The Custodian irrevocably appoints Komainu UK Limited, whose registered office is at 1 Angel Lane London EC4R 3AB, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

5.4	The Custodian acknowledges that, pursuant to the Security Deed (as amended), the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed (as amended)) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in the Custody Agreement as amended by this agreement to the extent that the same relates to such class.

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This agreement has been entered into on the date stated at the beginning of it.

For and on behalf of

KOMAINU (JERSEY) LIMITED

Signature:	/s/ Susan Patterson
Name:	Susan Patterson
Title:	Director

For and on behalf of

COINSHARES XBT PROVIDER AB (publ)

Signature:	/s/ Charles Butler
Name:	Charles Butler
Title:	Director

For and on behalf of

COINSHARES (JERSEY) LIMITED

Signature:	/s/ Luc Guillou
Name:	Luc Guillou
Title:	Director

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For and on behalf of

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

Signature:	/s/ Claire Barnes
Name:	Claire Barnes
Title:	Trust Manager

For and on behalf of

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Determination Agent by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

Signed on behalf of and for

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Staking Agent by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

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SCHEDULE 1

Client Pools and Digital Currencies

[***]

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SCHEDULE 2

Unsupported Digital Currencies

List of Pools the Custodian is unable to support at the time of this Agreement: [***]

Note: The references above in this Part B to any Pool that does not include the word “Staked” include for brevity and convenience that Pool with EUR Settlement Currency and SEK Settlement Currency and such Pools as Staking Classes or not Staking Classes as though such Classes were individually set out above with references to such Settlement Currency or with the word “Staked” in the name of the Pool and the references above in this Part B to any Pool that does include the word “Staked” include for brevity and convenience that Pool with [***] and [***] as though such Classes were individually set out above with references to such Settlement Currency.

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